UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2023

Sixth Street Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue, Suite 1500 Dallas, TX	75201
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (469) 621-3001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSLX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of P. Emery Covington to the Board of Directors of the Company

On June 10, 2023, the Board of Directors (the “Board”) of Sixth Street Specialty Lending, Inc. (the “Company”) increased the size of the Board from nine (9) to ten (10) directors, and appointed P. Emery Covington as a director to fill the vacancy. Ms. Covington’s appointment brings the total number of directors to ten, six of whom are not “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended. Ms. Covington will serve on the Company’s Board as a Class II director who is not an “interested person” from June 10, 2023 until the date of the Company’s 2025 Annual Meeting of Stockholders or until her successor is duly elected and qualified. Also on June 10, 2023, Ms. Covington was appointed as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Ms. Covington retired as an Executive Vice President and Head of Commercial Credit Risk at Truist Bank (formerly SunTrust Bank), leading a credit execution team from 2009 through 2020 spanning a diversified exposure of businesses across the SunTrust footprint. She also served as a member of the Senior Credit Committee. Prior to joining SunTrust, Ms. Covington was a Managing Director at NewStar Financial from 2004, creating the Portfolio Management platform. Prior to joining NewStar Financial, Ms. Covington served in various leadership and credit-oriented roles at Fleet Boston Financial Group over a period of 24 years, most recently as Executive Vice President. Ms. Covington began her career as part of the Corporate Bank loan officer and management training program at Chemical Bank. Ms. Covington holds an A.B. in English (cum laude with Honors) from Smith College. She previously served on the Board of Risk Management Associates, including as Chair of the Professional Development Council and the Specialized Lending Council, and on the Board of the Women and Infants Foundation Board in Providence, Rhode Island.

Ms. Covington has not been appointed to serve as a director pursuant to any agreement or understanding with the Company or any other person and there are no transactions in which Ms. Covington has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Covington will receive the standard compensation paid by the Company to its directors that are not “interested persons.” In addition, Ms. Covington has executed the Company’s form of indemnification agreement, the form of which has been filed as Exhibit 10.3 to Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 14, 2011.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2023, the Board of Directors approved amendments to the Company’s Bylaws effective as of that date to increase the maximum number of members of the Board of Directors from nine (9) to ten (10) and to increase the number of directors serving on the Board of Directors from nine (9) to ten (10).

The above summary is qualified in its entirety by reference to the full text of the amended provisions, which are contained in the Amended and Restated Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws dated June 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIXTH STREET SPECIALTY LENDING, INC. (Registrant)

Date: July 14, 2023	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer